EXCAL ENTERPRISES, INC.

              NONQUALIFIED STOCK OPTION AGREEMENT


           THIS AGREEMENT, made and entered into as of this 26th day of January, 1999, by and between EXCAL ENTERPRISES, INC., a Delaware corporation formerly known as Assix International, Inc. (the "Company"), and R. PARK NEWTON, an employee and a director of the Company, and Francine Newton, his wife (collectively, the "Optionee").

                      W I T N E S E T H :

           WHEREAS, the Board of Directors of the Company (the "Board") retained Alexander & Alexander to make recommendations regarding the form and size of bonuses to be paid to certain officers, directors, and consultants of the Company in connection with their efforts in achieving settlements with Sears Roebuck & Co. and the Company's institutional lenders; and,

           WHEREAS, on October 18, 1994, the Special Compensation Committee of the Board approved the recommendations of Alexander & Alexander, which included an award of non-qualified stock options to the Optionee to purchase 300,000 shares of the Company's common stock, $.001 par value (the "Common Stock") at an exercise price of $1.00 per share and that such options should be exerciseable for a ten-year period from the date of grant; and,

           WHEREAS, the option granted under this Agreement is not intended to constitute an incentive stock option ("Nonqualified Stock Option"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

           NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1.   Grant.

                (a) Option. Subject to the terms and conditions of this Agreement, the Company confirms the grant to the Optionee of a Non-qualified Stock Option to purchase from the Company all, or any part, of the aggregate number of 300,000 shares of Common Stock (hereinafter referred to as the "Optioned Shares," and the option to purchase the Optioned Shares referred to as the "Option").

                (b) Reload Option. In addition to the Option granted hereby (the "Underlying Option"), the Company will grant to the Optionee a reload option (the "Reload Option") if the Optionee acquires shares of Common Stock pursuant to the exercise of the Underlying Option and pays for such shares and/or the tax obligation incurred by reason of the exercise of the Underlying Option (the "withholding taxes") with shares of Common Stock already owned by, or otherwise issuable to, the Optionee (the "Tendered Shares"). The Reload Option grants to the Optionee the right to purchase shares of Common Stock equal in number to the number of Tendered Shares. The date on which the Tendered Shares are tendered to, or withheld by, the Company in full or partial payment of the purchase price and withholding taxes for the shares of Common Stock acquired pursuant to the exercise of the Underlying Option is the Reload Grant Date. The exercise price of the Reload Option is the fair market value of the Tendered Shares on the Reload Grant Date. The fair market value of the Tendered Shares shall be the closing bid price per share of the Common Stock on the Reload Grant Date. The Reload Option shall be fully exercisable as of the Reload Grant Date. The Reload Option shall expire on January 26, 2009. Except as provided herein, the Reload Option is subject to all of the other terms and provisions of this Agreement governing the Option.

           2. Option Price. The price to be paid for the Optioned Shares shall be $1.00 per share.

           3. Time of Exercise. The Option is fully exercisable and may be exercised by the Optionee in whole or in part at any time and from time to time, after the date hereof.

          4. Manner of Exercise and Payment. The Option may be exercised only by written notice to the Company by the Optionee of the Optionee's intent to exercise the Option, delivered to the Company at its principal office, specifying the number of shares with respect to which the Option is being exercised, accompanied by full payment for such shares: (a) in cash or its equivalent; (b) with the consent of the Board, by tendering shares of Common Stock valued at their fair market value at the time of exercise; or (c) with the consent of the Board, by any combination of (a) and (b).

           5. Issuance of Stock Certificates. Upon satisfaction of the conditions of Section 4, the Company shall promptly deliver to the Optionee a certificate or certificates for the number of shares of Common Stock in respect of which Options have been exercised, with a legend to reflect the agreements and conditions applicable to such shares referred to in Section 11.

            6.     Nontransferability  of  Option.   The  Option   is   not
transferable by the Optionee otherwise than by will or the laws of descent and distribution.

           7.    Term.   The Option shall expire on January 26,  2009,  and
shall not be exercisable thereafter.

          8.   Termination of Employment.

               (a) The Option shall terminate and shall not be exercisable upon the date of expiration specified in Section 7 hereof and shall not otherwise terminate as a result of a termination of R. Park Newton's employment with the Company; and

                (b) In the event of a Termination upon Change of Control (as defined in the Employment Agreement), the Optionee shall have the right to compel the purchase by the Company of the Optioned Shares at a price per Optioned Share equal to the greater of (i) the average of the bid and asked prices per share of Common Stock on the day immediately preceding the Change of Control (as defined in the Employment Agreement), and (ii) $7.50 per share.

          9.   Tax Withholding.

                (a)   It  shall  be  a condition of the obligation  of  the
Company to issue or transfer shares of Common Stock upon exercise of the Option, that the Optionee shall pay to the Company upon its demand, or agree that the Company may withhold from compensation due R. Park Newton, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option. If the Optionee fails to comply with this Section 9, the Company may refuse to issue or transfer shares of Common Stock upon exercise of the Option.

                (b) With the consent of the Board, the Optionee may elect to have the Company withhold that number of Optioned Shares otherwise issuable to the Optionee upon exercise of the Option or to deliver to the Company a number of Shares, in each case, having a fair market value at the time of exercise, as determined by the Board, equal to the minimum amount required to be withheld as a result of such exercise. The election must be made in writing and delivered to the Company on or prior to the date of exercise. The shares so withheld or delivered shall be free of all adverse claims and shall be endorsed in blank by the Optionee or accompanied by stock powers duly endorsed in blank.

           10. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, spin-off, reorganization, recapitalization, merger, consolidation, reclassification, combination or exchange of shares, the Optioned Shares shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under the Option shall be adjusted such that there will be no change in the aggregate purchase price payable upon exercise of the Option. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, the Option shall pertain to the securities and other property to which a holder of the number of shares of stock covered by the Option would have been entitled to receive in connection with any such event.

           11. Restriction on Transfer of Common Stock. The shares to be acquired upon exercise of the Option may not be sold or offered for sale except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws, (ii) in a transaction satisfying the requirements of Rule 144 promulgated under the Act, or (iii) in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of the Act or applicable state securities laws. The Optionee agrees that any certificate representing shares acquired upon exercise of the Option may bear the following legend:

                 The  shares  of  Common  Stock  represented  by  this
          certificate are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These shares may not be sold, transferred or disposed of unless they are registered under the Act, sold in a transaction satisfying the requirements of Rule 144 or unless the request to transfer is accompanied by an opinion of counsel acceptable to the issuer, that the transfer will not result in a violation of the Act or any applicable state securities laws.

           12. Specific Restrictions Upon Optioned Shares. The Optionee hereby agrees with the Company that the Optionee shall acquire the Optioned Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Act, and shall not dispose of the Optioned Shares in any transaction which, in the opinion of counsel to the Company, would violate the Act, or the rules and regulations thereunder, or any applicable state securities or blue sky laws.

          13. Rights as Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised, such shares shall have been fully paid, and a stock certificate issued therefor.

           14. Power of Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           15. Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.

           16. Governing Law. This Agreement shall be governed by the internal laws of the State of Florida as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

           17. Entire Agreement. This Agreement entered into between the Optionee and the Company sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, other than the Employment Agreement, is hereby terminated and canceled.

           18. Delegation by Board. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or market, the Board may delegate all or any portion of its responsibilities and powers to any one or more of its members. Any such delegation may be revoked by the Board at any time.

          19. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring all or substantially all of the Company's assets and business. In the event of the Optionee's death prior to exercise of the Option, the Option may be exercised by the estate of the Optionee to the extent such exercise is otherwise permitted by this Agreement.

           IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has executed this Agreement as of the day and year first above written.

                         EXCAL ENTERPRISES, INC.


                         By:
                         Title:


                         OPTIONEE:



                         R. PARK NEWTON



                         FRANCINE NEWTON
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